Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated 16 April, 2012 relating to the consolidated financial statements of Network CN Inc. and its subsidiaries and variable interest entities, which appears in the 2011 Annual Report on Form 10-K of Network CN Inc. for the year ended 31 December, 2011.

BAKER TILLY HONG KONG LIMITED
Certified Public Accountants
Hong Kong SAR
October 12, 2012